Exhibit 5.1

March 10, 2021

DiaMedica Therapeutics Inc. Suite 260, Two Carlson Parkway Minneapolis, Minnesota 55447

Dear Sirs/Mesdames:

RE: DiaMedica Therapeutics Inc. – Registration Statement on Form S-3

We have acted as special Canadian counsel for DiaMedica Therapeutics Inc. (the “Company”), a corporation existing under the laws of the Province of British Columbia (the “Province”), in connection with its preparation and filing with the United States Securities and Exchange Commission (the “SEC”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed offer, issuance and sale by the Company, from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements referred to therein (the “Prospectus Supplements”), of up to an aggregate offering price of US$100,000,000 of (a) common shares of the Company (the “Common Shares”), (b) warrants of the Company (the “Warrants”) to purchase Common Shares of the Company and (c) units of the Company (the “Units”) consisting of any combination of Common Shares and Warrants (the Common Shares, Warrants and Units are collectively referred to herein as the “Securities”).

We have examined copies of the Company’s Notice of Articles, Articles and such other corporate records of the Company and we have considered such questions of law and examined such statutes, regulations and orders, certificates and other documents as we consider necessary and relevant as the basis for the opinions set forth herein. With respect to the accuracy of factual matters material to our opinions hereinafter expressed, we have relied upon certificates or comparable documents and representations of public officials and of officers and representatives of the Company.

We are solicitors qualified to practice law in the Province. This opinion is rendered solely with respect to the laws of the Province and the federal laws of Canada applicable therein, in each case as they exist on the date of this opinion letter. We express no opinion as to any laws or matters governed by any laws other than the laws of the Province and the federal laws of Canada applicable therein.

For purposes of rendering the opinions expressed herein, we have assumed:

(a)	the genuineness of all signatures on documents, agreements and certificates;

(b)	the authenticity and completeness of all original documents examined by us and the conformity to authentic original documents of all certified copies, photocopies and facsimiles examined by us;

(c)	the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed;

(d)

the minute books of the Company provided to us contain all constating documents of the Company and are a complete record of the minutes and resolutions of the directors and shareholders of the Company;

(e)	that the Company is, and at all relevant times has been, in compliance with applicable laws;

(f)	at the time of any offer and sale of the Securities, the Company will validly exist and be duly qualified and in good standing under the Business Corporations Act (British Columbia);

(g)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act;

(h)	a Prospectus Supplement will have been filed with the SEC describing the Securities offered thereby;

(i)

all Securities will be issued and sold in compliance with applicable provincial, Federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(j)

a definitive purchase, underwriting, placement agency or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(k)

the Warrants and any agreements executed and delivered by the Company with respect to the Warrants, including any certificates representing the Warrants (collectively, the “Warrant Documents”), will be governed by and interpreted in accordance with the laws of the Province and the laws of Canada applicable therein;

(l)

the Units and any agreements executed and delivered by the Company with respect to the Units, including any certificates representing the Units (collectively, the “Unit Documents”), will be governed by and interpreted in accordance with the laws of the Province and the laws of Canada applicable therein;

(m)

insofar as any obligation under any of the Warrant Documents or Unit Documents applicable to the Warrants or the Units, respectively, is to be performed in any jurisdiction outside of the Province, its performance will not be illegal or unenforceable by virtue of the laws of that other jurisdiction;

(n)

any Securities issuable upon conversion, exchange, redemption, or exercise of any Securities being offered will be duly authorized, created and, if appropriate, allotted and reserved for issuance upon such conversion, exchange, redemption or exercise; and

(o)

with respect to the Common Shares offered by the Company, there will be sufficient Common Shares authorized under the Company’s organizational documents and not otherwise reserved for issuance at the time of any offer and sale of such Common Shares.

We have made no independent investigation of the foregoing assumptions.

We express no opinion with respect to any filings, proceedings, permits, consents, orders or authorizations which may be required in connection with the issuance of any Securities.

Based upon and subject to the assumptions and qualifications herein expressed, we are of the opinion that:

1.	The Company has been duly incorporated and is validly existing under the laws of the Province of British Columbia.

2.

With respect to the Common Shares, when (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of such Common Shares and all matters related thereto and (b) the Common Shares have been delivered either (i) in accordance with the applicable definitive purchase, underwriting, placement agency or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Shares, upon full payment of the consideration therefor provided for therein, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the full consideration approved by the Board, then such Common Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.

3.

With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Warrants and all matters related thereto and (b) the Warrants have been duly executed and delivered against full payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant, placement agency or similar agreement duly authorized, executed and delivered by the Company and a warrant agent and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company under the laws of the Province, enforceable against the Company in accordance with their terms.

4.

With respect to the Units, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Units (including Securities underlying the Units) and all matters related thereto and (b) the Units (including Securities underlying the Units) have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, unit, placement agency or similar agreement duly authorized, executed and delivered by the Company and the certificates for the Units have been duly executed and delivered in accordance with such purchase, underwriting, unit, placement agency or similar agreement, then the Units (including Securities underlying the Units) will be validly issued and will constitute valid and binding obligations of the Company under the laws of the Province, enforceable against the Company in accordance with their terms.

The opinions expressed above are subject to the following qualifications:

(a)

the enforceability of the Warrants and the Units is subject to bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium and other laws of general application limiting the enforcement of creditors’ rights generally;

(b)

the enforceability of any provision in any of the Warrant Documents or Unit Documents applicable to the Warrants or the Units, respectively, that purports to sever from such Warrants or Units, as the case may be, any provision that is prohibited or unenforceable under applicable law without affecting the enforceability of the remainder of such Warrants or Units, as the case may be, would be determined only in the discretion of a court;

(c)

the recoverability of costs and expenses may be limited to those a court considers to be reasonably incurred and the costs and expenses incidental to all court proceedings are in the discretion of the court, and the court has the power to determine by whom and to what extent these costs shall be paid;

(d)

the enforceability of any rights of indemnity or contribution in any of the Warrant Documents or Unit Documents applicable to the Warrants or the Units, respectively, may be limited by applicable law to the extent that such rights directly or indirectly relate to liabilities imposed by law for which it would be contrary to public policy to require a person to provide indemnification or contribution;

(e)	the enforceability of the Warrants and the Units is subject to the provisions of the Limitations Act (British Columbia);

(f)	courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada;

(g)	we express no opinion as to:

(i)

the enforceability of any provision in any of the Warrant Documents or Unit Documents applicable to the Warrants or the Units, respectively, to the extent it purports to exculpate a person from a liability or duty otherwise owed by it, waives rights or defenses or agrees not to challenge the validity or enforceability of remedies;

(ii)

the enforceability of any provision in any of the Warrant Documents or Unit Documents applicable to the Warrants or the Units, respectively, that states that amendments or waivers of or with respect to the Warrants or the Units, as the case may be, that are not in writing will not be effective;

(iii)

the enforceability of any provision in any of the Warrant Documents or Unit Documents applicable to the Warrants or the Units, respectively, to the extent it purports to exculpate any person from liability in respect of acts or omissions that may be illegal, fraudulent or involve willful misconduct; and

(iv)

the enforceability of any provision in any of the Warrant Documents or Unit Documents applicable to the Warrants or the Units, respectively, purporting to confer any benefits thereunder on any third party;

(h)	we express no opinion as to compliance with the Personal Information Protection and Electronic Documents Act (Canada) or the Personal Information Protection Act (British Columbia);

(i)	a court may decline to accept the factual and legal determinations of a party notwithstanding that a contract or instrument provides that the determinations of that party shall be conclusive; and

(j)

the term “non-assessable” as used in this opinion means that a holder of a Common Share will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors.

We hereby expressly consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our firm name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto.  In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein. This opinion is effective as at the date hereof and is based upon laws in effect and facts in existence as at the date hereof.  We express no opinion as to the effect of future laws or judicial decisions on the subject matter hereof, nor do we undertake any duty to modify this opinion to reflect subsequent facts or developments concerning the Company or developments in the law occurring after the date hereof.

Yours truly

“Pushor Mitchell LLP” (signed)

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